Exhibit 99.1

News Release
Contact:
Larry Vale
Keane Investor Relations
617-241-9200 x1290

Margo Nison
Keane Public Relations
617-241-9200 x1272

Keane Reports Third Quarter 2004 Financial Results

Company Posts Strong Year over Year Gains in Revenue and Net Income

BOSTON, October 19, 2004 — Keane, Inc. (NYSE: KEA), a leading business and information technology (IT) outsourcing firm, today announced its results for the Third Quarter ended September 30, 2004.

Keane’s revenues for the Third Quarter 2004 were $234.8 million, consistent with the Company’s previous guidance and an increase of 17.2 percent from revenues of $200.4 million in the Third Quarter of 2003.   Net income for the Third Quarter of 2004 was $8.1 million, representing an increase of 45.3 percent compared to net income of $5.5 million in the Third Quarter of 2003.  Diluted earnings per share (EPS) for the Third Quarter of 2004 was $.13, consistent with previous guidance, compared to EPS of $.09 for the same period last year.

Keane’s management believes that cash performance is the primary driver of long-term per share value and, accordingly, views diluted cash earnings per share (CEPS(1)) as an important indicator of performance.  CEPS was $.17 in the Third Quarter of 2004, also consistent with previous guidance, compared to CEPS of $.13 for the same period last year.

Third Quarter 2004 Highlights:

•                  Achieved bookings of $205.2 million, a 7.2 percent increase from bookings of $191.4 million in the Third Quarter of 2003.

•                  Won new engagements with both new and existing clients, including:  the Commonwealth of Kentucky, an agency within the Department of Justice, the State of New York, PMI Group, Illinois Student Assistance Commission, Ernest Health, Inc., and South Nassau Communities Hospital.

•                  Received a one-time fee from the termination of a customer agreement, which resulted in incremental revenue of $1.9 million.

•                  Grew outsourcing revenues to $123.3 million, a 35.3 percent increase from $91.1 million in the Third Quarter of 2003.

(1)  CEPS excludes amortization of intangible assets, stock-based compensation, and in 2003, restructuring charges, net, and an arbitration award.  CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP).

•                  Drove selling, general and administrative (SG&A) expenses as a percent of revenues down to 21.7 percent compared to 22.7 percent in the Second Quarter of 2004 and 24.0 percent in the Third Quarter of 2003.

•                  Completed the acquisition of SAP consultancy Fast Track Holdings Limited based in the United Kingdom, which specializes in rapid, high-quality implementation of SAP enterprise software.

“The Third Quarter reflects the health of Keane’s business,” stated Brian Keane, president and CEO of Keane.  “And the solid year over year gains evidence the strength of our positioning and focus on helping clients transform their business and IT operations to generate high performance and measurable value.”

Revenues for the nine months ended September 30, 2004 were $682.4 million, an increase of 12.1 percent compared with revenues of $608.6 million during the same period in 2003. Net income for the first nine months of 2004 was $21.6 million, compared with net income of $22.7 million during the same period in 2003.  EPS for both the first nine months of 2004 and 2003 was $.34.   Net income in 2003 included an after-tax, non-recurring gain of $4.4 million realized from a favorable judgment in an arbitration proceeding.  This non-recurring gain positively impacted EPS by approximately $.06 in 2003.

“Keane’s business fundamentals continue to strengthen as we have again posted strong year over year gains,” said John Leahy, senior vice president and CFO.  “Importantly, Keane maintains the cash resources and financial flexibility to support our ability to grow organically and pursue M&A opportunities.  During the Third Quarter 2004, cash from operations totaled $28.4 million, and Keane ended the quarter with $182.3 million in cash and investments.”

Business Outlook:

Keane estimates revenues for the Fourth Quarter of 2004 to be in the range of $230 million to $240 million, EPS to be in the range of $.11 to $.13, and CEPS to be in the range of $.15 to $.17.  These estimates include the dilutive impact of approximately $.01 associated with our convertible debentures.(2)

(2)  Fourth Quarter EPS and CEPS guidance reflects the adoption of Emerging Issues Task Force (EITF) Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share”.  EITF Issue No. 04-8 requires that contingently convertible debt should be included in the calculation of diluted earnings per share using the if-converted method regardless of whether the market price trigger has been met.  Under the if-converted method, the debt is considered converted to shares, with the resulting number of shares included in the denominator of the earnings per share calculation and the related interest expense (net of tax) added back to the numerator of the earnings per share calculation. The adoption of the EITF is expected to result in a reduction of EPS and CEPS for the Fourth Quarter ended December 31, 2004 by approximately $0.01.

Conference Call:

Keane will host a conference call today at 8:30 a.m. to discuss these results.  Interested parties may access the call via the Internet at www.keane.com/investors/earnings.html or may dial 800-438-7212 (706-643-3476 from outside North America) and ask for the Keane call referencing reservation number 8596381.  No advanced registration is required to participate.  A replay of the call will be available beginning at approximately 10:30 a.m. today through 5:00 p.m. on October 29th.  The replay may be accessed via the Internet at www.keane.com/investors/earnings.html or by dialing 1-800-642-1687 or 706-645-9291 and referencing reservation number 8596381.

About Keane

Keane, Inc. (NYSE: KEA), helps clients to improve their business operations and IT effectiveness by delivering a broad range of business consulting and outsourcing services designed to achieve near-term and sustainable business benefit.  Specifically, Keane focuses on highly synergistic service offerings, including: Application Development & Integration, Application Outsourcing, and Business Process Outsourcing.  Keane believes that business and IT improvements are best realized by streamlining and optimizing business and IT processes, implementing rigorous management disciplines, and fostering a culture of accountability through meaningful performance metrics.  Keane delivers its services through an integrated network of branch offices in North America and the United Kingdom, and via SEI CMMi Level 5 evaluated Advanced Development Centers (ADCs) in Canada and India.  Information on Keane is available on the Internet at www.keane.com.

This press release contains a number of forward-looking statements concerning Keane’s current expectations as to future growth and its results of operations.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “projects,” “will,” “would,” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: continued or further downturns in the U.S. economy, political and economic conditions in India, the loss of one or more major clients, unanticipated disruptions to Keane’s business, the execution and successful completion of contracts evidencing the new bookings referred to in this release, the successful completion of software development or management projects, the availability and utilization rate of professional staff, the ability to successfully integrate Fast Track Holdings Limited, and other factors detailed under the caption “Certain Factors That May Affect Future Results” in Keane’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, which important factors are incorporated herein by this reference.   Keane disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, including the potential impact of any future acquisitions, mergers, or dispositions it may make.

Keane, Inc.
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
	(In thousands except per share amounts)		(In thousands except per share amounts)
Revenues	$234,827	$200,421	$682,363	$608,594
Operating expenses
Salaries, wages, and other direct costs	166,216	137,413	477,916	418,104
Selling, general, and administrative expenses	51,029	48,145	156,911	146,544
Amortization of intangible assets	4,137	3,904	12,085	11,981
Restructuring charges, net	—	899	—	338
Operating income	13,445	10,060	35,451	31,627

Other income (expense) (1)
Interest and dividend income	920	722	2,850	1,691
Interest expense	(1,414)	(1,454)	(4,252)	(2,553)
Other income (expense), net	(172)	(96)	119	7,099
Minority interest	546	—	1,816	—
Income before income taxes	13,325	9,232	35,984	37,864
Provision for income taxes	5,274	3,692	14,338	15,143

Net income	$8,051	$5,540	$21,646	$22,721

Basic earnings per share	$0.13	$0.09	$0.34	$0.34

Diluted earnings per share	$0.13	$0.09	$0.34	$0.34

Basic weighted average common shares outstanding	61,868	64,016	62,793	66,436
Diluted weighted average common shares and common share equivalents outstanding	62,795	65,074	63,820	66,976

Reconciliation of GAAP EPS to CEPS (2)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Income before income taxes	$13,325	$9,232	$35,984	$37,864
Add (Subtract):
Amortization of intangible assets and stock-based compensation	4,276	3,945	12,600	12,061
Restructuring charges, net	—	899	—	338
Arbitration award	—	—	—	(7,315)
Adjusted income before income taxes	17,601	14,076	48,584	42,948
Provision for income taxes	6,966	5,630	19,359	17,179
Adjusted net income	$10,635	$8,446	$29,225	$25,769
Diluted CEPS	$0.17	$0.13	$0.46	$0.38

(1)               Certain reclassifications have been made to the 2003 amounts to conform to the 2003 annual presentation. Such reclassifications have no effect on previously reported net income or stockholders’ equity.

(2)               We believe that cash performance is the primary driver of long-term per share value, thus we view cash earnings per share (CEPS) as an important indicator of performance. CEPS excludes amortization of intangible assets, stock-based compensation, and in 2003, restructuring charges, net, and an arbitration award. The inclusion of restructuring charges, net, increased CEPS by $.01 from the amount previously reported in 2003 for the three months ended September 30, 2003. CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP).

Keane, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	As of September 30, 2004	As of December 31, 2003
	(In thousands)
Assets
Current:
Cash and cash equivalents	$59,704	$56,736
Restricted cash	955	1,586
Marketable securities	122,566	147,814
Accounts receivable, net	139,384	111,094
Prepaid expenses and deferred taxes	17,984	15,082
Total current assets	340,593	332,312
Property and equipment, net	76,554	75,431
Goodwill	306,820	292,924
Customer lists, net	56,038	57,908
Other intangible assets, net	11,010	13,124
Other assets, net	15,951	16,636
Total assets	$806,966	$788,335

Liabilities
Current:
Short-term debt	$753	$2,678
Accounts payable	11,045	12,331
Accrued restructuring	5,692	6,947
Unearned income	7,607	8,869
Accrued compensation	49,289	36,220
Accrued expenses and other current liabilities	54,791	36,081
Total current liabilities	129,177	103,126

Long-term debt	150,126	150,193
Accrued long-term building costs	39,674	40,042
Accrued long-term restructuring	4,600	7,073
Deferred income taxes	27,137	21,227
Total liabilities	350,714	321,661

Minority interest	6,726	8,542

Equity
Stockholders’ equity	449,526	458,132
Total liabilities and stockholders’ equity	$806,966	$788,335

Keane, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2004	2003
	(In thousands)
Cash flows from operating activities:
Net income	$21,646	$22,721
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,262	20,252
Changes in operating assets and liabilities, net of acquisitions	(6,972)	18,483
Other, net	(1,153)	(1,409)
Net cash provided by operating activities	34,783	60,047

Cash flows from investing activities:
Purchase of investments, net of sales and maturities	23,643	(94,718)
Purchase of property and equipment	(8,937)	(9,263)
Payments for current year and prior year acquisitions, net of cash acquired	(21,396)	(903)
Other, net	54	1,066
Net cash used for investing activities	(6,636)	(103,818)

Cash flows from financing activities:
Proceeds from issuance of convertible debt	—	150,000
Debt issuance costs	(42)	(4,233)
Proceeds from issuance of common stock	5,456	4,321
Repurchase of common stock	(30,096)	(60,894)
Other, net	(430)	(735)
Net cash (used for) provided by financing activities	(25,112)	88,459
Effect of exchange rate changes on cash	(67)	339
Net increase in cash and cash equivalents	2,968	45,027
Cash and cash equivalents at beginning of period	56,736	46,383
Cash and cash equivalents at end of period	$59,704	$91,410

Keane, Inc.

Selected Financial Data (Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Increase (Decrease)				Increase (Decrease)
	2004	2003	$	%	2004	2003	$	%
	(Dollars in thousands)				(Dollars in thousands)
Reconciliation of GAAP Net Income to EBITDA (1)
Net income	$8,051	$5,540	$2,511	45.3%	$21,646	$22,721	$(1,075)	-4.7%
Add (Subtract):
Provision for income taxes	5,274	3,692	1,582	42.9%	14,338	15,143	(805)	-5.3%
Arbitration award	—	—	—	n/m	—	(7,315)	7,315	-100.0%
Amortization of intangible assets and stock-based compensation	4,276	3,945	331	8.4%	12,600	12,061	539	4.5%
Restructuring charges, net	—	899	(899)	-100.0%	—	338	(338)	-100.0%
Depreciation	3,178	2,729	449	16.5%	9,177	8,271	906	11.0%
Interest and dividend income	(920)	(722)	(198)	27.4%	(2,850)	(1,691)	(1,159)	68.5%
Interest expense	1,414	1,454	(40)	-2.8%	4,252	2,553	1,699	66.5%
EBITDA	$21,273	$17,537	$3,736	21.3%	$59,163	$52,081	$7,082	13.6%

Service Line Revenues
Outsourcing	$123,255	$91,131	$32,124	35.3%	$345,023	$276,098	$68,925	25.0%
Development & Integration	45,294	41,852	3,442	8.2%	131,973	124,784	7,189	5.8%
Other IT Services	66,278	67,438	(1,160)	-1.7%	205,367	207,712	(2,345)	-1.1%
Total	$234,827	$200,421	$34,406	17.2%	$682,363	$608,594	$73,769	12.1%

Service Line Bookings (2)
Outsourcing	$59,469	$90,401	$(30,932)	-34.2%	$476,865	$294,181	$182,684	62.1%
Development & Integration	30,139	34,184	(4,045)	-11.8%	110,641	82,897	27,744	33.5%
Other IT Services	115,564	66,795	48,769	73.0%	309,619	244,119	65,500	26.8%
Total	$205,172	$191,380	$13,792	7.2%	$897,125	$621,197	$275,928	44.4%

Gross Margin
Revenues	$234,827	$200,421	$34,406	17.2%	$682,363	$608,594	$73,769	12.1%
Salaries, wages, and other direct costs	(166,216)	$(137,413)	(28,803)	21.0%	(477,916)	$(418,104)	(59,812)	14.3%
Gross Margin	$68,611	$63,008	$5,603	8.9%	$204,447	$190,490	$13,957	7.3%
Gross Margin%	29.2%	31.4%			30.0%	31.3%

Days Sales Outstanding (DSO) (3)	53	55	(2)	-3.6%

n/m: not meaningful

(1)          EBITDA represents earnings before net interest, income taxes, depreciation, amortization of intangible assets, stock-based compensation, and in 2003, restructuring charges, net, and an arbitration award.  EBITDA is a non-GAAP (Generally Accepted Accounting Principles) financial measure that we believe is an important indicator of our liquidity.  Keane’s calculation of EBITDA may not be consistent with EBITDA measures of other companies. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the condensed consolidated statements of income.

(2)          Bookings represent the engagement value of contracts signed in the current reporting period.

(3)          DSO is calculated using trailing three months total revenues divided by the number of days in the period to determine daily revenues.  The average accounts receivable balance for the three-month period is then divided by daily revenues.

Keane, Inc.

Realignment of Service Offering Categories for 2004 and 2003 Quarterly Results (Unaudited)

	Q3 - 2004	Q2 - 2004	Q1 - 2004	Q4 - 2003	Q3 - 2003	Q2 - 2003	Q1 - 2003
	(In thousands)

Service Line Revenues (1)
Outsourcing	$123,255	$116,515	$105,253	$95,196	$91,131	$91,463	$93,504
Development & Integration	45,294	44,780	41,899	37,329	41,852	41,677	41,255
Other IT Services	66,278	70,417	68,672	63,857	67,438	70,371	69,903
Total	$234,827	$231,712	$215,824	$196,382	$200,421	$203,511	$204,662

Service Line Bookings (2)
Outsourcing	$59,469	$149,420	$267,976	$123,265	$90,401	$131,625	$72,155
Development & Integration	30,139	42,565	37,937	20,999	34,184	18,924	29,789
Other IT Services	115,564	90,287	103,768	103,080	66,795	74,673	102,651
Total	$205,172	$282,272	$409,681	$247,344	$191,380	$225,222	$204,595

(1)          In order to align our reporting with our strategic priorities, beginning January 1, 2004, we are classifying our service offerings into the following three categories: Outsourcing, Development & Integration, and Other IT Services. These services were previously classified within our Plan, Build, and Manage service offerings in our Annual Report on Form 10-K for the year ended December 31, 2003. During the Second Quarter of 2004, certain additional reclassifications were made to previously reported amounts. These reclassifications conform the grouping of certain business offerings within service lines to the current presentation.

(2)          Bookings represent the engagement value of contracts signed in the current reporting period.

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